UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2 to February 26 , 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between February 2 and February 26, 2009, we executed definitive agreements with respect to the grant of options to the officers and directors of Global Energy, Inc. (“Global”) as of January 1, 2009 in the following manner:

1.	Mr. Yanai Man, Chief Executive Officer of Global NRG Pacific Ltd. and Global Energy Ethiopia PLC, was granted two million new options with a four-year vesting period.

2.	Mr. Alex Werber, the Chief Financial Officer of Global, was granted 750,000 options that vest on a monthly basis commencing from May 2007, his first month of employment with Global.

3.	Avner Ra’anan, a director of Global, was granted 400,000 new options which will vest on the second anniversary of the grant.

4.	The new directors of Global, Messrs. Amir Elbaz, Hezy Ram and Nissan Caspi, were each granted 650,000 options that vest on the second anniversary of the grant.

The exercise price of all the options mentioned above was as follows: (i) 1/3 of the options are exercisable at a price of $0.15; (ii) 1/3 of the options are exercisable at a price of $0.175; and (iii) 1/3 of the options are exercisable at a price of $0.20.

We issued the securities to these individuals pursuant to the exemption from registration provided for under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended.

In addition, the Board of Directors approved the repricing of the exercise price of the existing 350,000 options held by Avner Ra’anan from the existing exercise price of $2.20 to the same exercise price of the options mentioned above. This repricing is subject to receipt of a pre-ruling from the Israeli Tax Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer Date: March 12, 2009